Exhibit 10.1

SECOND AMENDMENT TO
FIFTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made this 29th day of June, 2018, by GP Strategies Corporation, a Delaware corporation (“GP” or the “US Borrower”), General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company organized and existing under the laws of England and Wales (each individually, a “UK Borrower” and collectively, the “UK Borrowers”) and Wells Fargo Bank, National Association (the “Lender”).
RECITALS
A.The US Borrower, the UK Borrowers and the Lender are parties to a Fifth Amended and Restated Financing and Security Agreement dated as of December 15, 2016, as amended by the Amendment to Fifth Amended and Restated Financing and Security Agreement dated as of April 26, 2018, and by this Amendment, and as may be further amended, restated, supplemented or otherwise modified hereafter (the “Financing Agreement”), pursuant to which the Lender extended to (a) the Borrower certain credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of US One Hundred Million Dollars ($100,000,000) (the “US Revolving Credit Facility”) with a letter of credit sub-facility in the maximum aggregate stated amount of US Fifteen Million Dollars ($15,000,000) (the “Letter of Credit Facility”) and (ii) a term loan in the original principal amount of US Forty Million Dollars ($40,000,000) (the “Term Loan”) and (b) the UK Borrowers a revolving credit facility in the maximum principal amount of US Ten Million Dollars ($10,000,000) to be advanced in Euros or Sterling subject to the Dollar Cap. All capitalized terms used, but not specifically defined herein, shall have the meanings given to such terms in the Financing Agreement.

B. The US Borrower has requested (i) an increase in the Term Loan, (ii) an extension of Term Loan Maturity Date, the UK Revolving Credit Expiration Date and the US Revolving Credit Expiration Date and (iii) a revision to the definition of Permitted Acquisitions and certain financial covenant definitions contained in Section 6.1.13(a) of the Financing Agreement, and the Lender has agreed to the US Borrower’s request, subject to the terms and conditions of this Amendment.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the US Borrower, the UK Borrowers and the Lender agree as follows:
1.The Recitals above are a part of this Amendment.

2.Each of the US Borrower and the UK Borrowers represents and warrants to the Lender as follows as of the date of this Amendment and at such other times as required by the Financing Agreement in connection with the extension of credit thereunder:
(a)It is an entity duly organized, and validly existing and, with respect to the US Borrower only, in good standing under the laws of the jurisdiction in which it was organized, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to do so in such jurisdiction would not have a material adverse effect on the ability of the US Borrower and the UK Borrowers taken as a whole to perform the Obligations, on the conduct of the US Borrower’s and the UK Borrowers’ operations taken as a whole, on the US Borrower’s and the UK Borrowers’ financial condition taken as a whole, or on the value of, or the ability of Lender to realize upon, the Collateral.
(b)It has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
(c)The Financing Agreement, as in effect immediately prior to this Amendment and as amended by this Amendment, and each of the other Financing Documents to which it is a party remains in full force and effect, and each constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' and secured parties’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)It is not the target of any trade or economic sanctions promulgated by the United Nations or the governments of the United States, the United Kingdom, the European Union, or any other jurisdiction in which it is located or conducts operations (collectively, “Sanctions”).

3.Revised Definitions. The definitions of the following terms contained in Section 1.1 of the Financing Agreement are hereby deleted in their entirety and replaced by the following definitions:
“‘Permitted Acquisitions’ means acquisitions which may be made by any Credit Party or any Wholly Owned Subsidiary thereof, provided that (a) the Maximum Leverage Ratio is less than or equal to 2.0 to 1.0 both prior to the acquisition and on a pro-forma basis, (b) there is no Default or Event of Default both prior to the acquisition and on a pro-forma basis, (c) the aggregate cash purchase price paid at closing plus the projected cash earnout payments to be paid for all Permitted Acquisitions in any one fiscal year do not exceed Fifty Million Dollars ($50,000,000) or the Foreign Currency Equivalent thereof and (d) all actions required by Section 6.1.19 shall have been taken. In the event that the Maximum Leverage Ratio is greater than 2.0 to 1.0 but less than 3.0 to 1.0 both prior to the acquisition and on a pro-forma basis, and there is no Default or Event of Default both prior to the acquisition and on a pro-forma basis, Permitted Acquisitions shall not exceed Thirty Million Dollars ($30,000,000) or the Foreign Currency Equivalent thereof in aggregate cash purchase price paid at closing plus the projected cash earnout payments in any one fiscal year. In no event will the cash purchase price paid at closing plus the projected cash earnout payments for any single Permitted Acquisition exceed Thirty Million Dollars ($30,000,000) or the Foreign Currency Equivalent thereof. Notwithstanding anything to the contrary, the acquisition by GP of IC Acquisition Corporation and its wholly-owned subsidiary, IC Axon Inc. and TTi Global are Permitted Acquisitions.”
“‘Term Loan Maturity Date’ means the earlier of October 1, 2021, or the Revolving Credit Termination Date.”
“‘UK Revolving Credit Expiration Date’ means June 1, 2023, unless otherwise extended for successive periods of one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement, by the Lender in the exercise of its sole and absolute discretion.”
“‘US Revolving Credit Expiration Date’ means June 1, 2023, unless otherwise extended for successive periods of one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement, by the Lender in the exercise of its sole and absolute discretion.”
4.New Definitions. The following definitions are hereby added to Section 1.1 of the Financing Agreement in alphabetical order:
“‘Fifth Amendment and Restatement’ means the Fifth Amended and Restated Financing and Security Agreement dated as of December 15, 2016, by and among the US Borrower, the UK Borrowers and the Lender, as amended by the Amendment to Fifth Amended and Restated Financing and Security Agreement dated April 26, 2018, and the Second Amendment to Fifth Amended and Restated Credit Agreement dated June 29, 2018, and as may be further amended, restated, modified, substituted, extended and renewed from time to time.”
“‘Joinder Supplement’ means the Joinder Supplement attached to the Second Amendment to Fifth Amendment and Restatement as Exhibit A. All references in the Fifth Amendment and Restatement to “Additional Borrower/Guarantor Joinder Supplement” shall be deemed to refer to the Joinder Supplement.”
“‘Second Amendment to Fifth Amendment and Restatement’ means the Second Amendment to Fifth Amended and Restated Financing and Security Agreement dated as of June 29, 2018, by and among the US Borrower, the UK Borrowers and the Lender.”
5.Financial Covenant Definition. The definition of the following term contained in Section 6.1.13(a) of the Financing Agreement is hereby deleted in its entirety and replaced by the following definition:
“‘Adjusted EBITDA’ means, as to GP on a consolidated basis for any period of determination, EBITDA of GP and its consolidated Subsidiaries, minus dividends paid, plus, to the extent deducted in the determination of net income, non-cash compensation, plus unusual and non-recurring expenses related to significant ERP investment and restructuring costs, which for fiscal year 2017 shall not exceed $8,200,000 and for fiscal year 2018 shall not exceed $3,600,000, plus up to 12 months’ historical EBITDA of any entity acquired by Permitted Acquisition until such time as the EBITDA of the entity acquired is otherwise included in the EBITDA of GP and its consolidated Subsidiaries.”
6.Term Loan. Section 2.3.1 through 2.3.3, inclusive of the Financing Agreement are hereby deleted in their entirety and replaced by the following Sections 2.3.1 through 2.3.3, inclusive:
“2.3.1    Term Loan.
Subject to and upon the provisions of the Fifth Amendment and Restatement, the Lender made a term loan to the US Borrower in December of 2016, in the principal amount of Forty Million Dollars ($40,000,000) of which $22,000,000 remains outstanding immediately prior to the date of the Second Amendment to Fifth Amendment and Restatement. On or about the date of the Second Amendment to Fifth Amended and Restatement, the Lender will make available a new term loan (the “Term Loan”) to the US Borrower in the amount of up to Forty Million Dollars ($40,000,000) (the “Term Loan Committed Amount”), which will be used to refinance the outstanding principal balance of the term loan made under the Fifth Amendment and Restatement and to refinance a portion of the outstandings under the US Revolving Loan. Any portion of the Term Loan Committed Amount which is not advanced on the date of the Second Amendment to Fifth Amended and Restatement shall cease to be available to the US Borrower. Amounts repaid or prepaid on the Term Loan may not be reborrowed.
2.3.2    The Term Note.
The obligation of US Borrower to repay the Term Loan with interest is evidenced by the Term Note executed and delivered to the Lender on or about the date of the Second Amendment to Fifth Amendment and Restatement.
2.3.3    Term Loan Installment Payments.
The US Borrower shall make installment payments of principal on the Term Loan in the amount of One Million Dollars ($1,000,000) each on the first day of each month commencing July 1, 2018. If not sooner paid, the Term Loan shall mature on the Term Loan Maturity Date.”
7.Amended and Restated Revolving Credit Notes. Each of the US Borrower and the UK Borrowers will evidence their continuing Obligations in respect of the US Revolving Loan and the UK Revolving Loan, respectively, by executing an amended and restated revolving credit note as of the date of this Amendment.

8.Additional Guarantors and Collateral. The following new Section 6.1.19 is hereby added to the Financing Agreement in numerical order:
6.1.19    Additional Guarantors and Collateral; Further Assurances.
(a)    Subject to applicable limitations contained (i) in the organizational or operating documents of any Wholly Owned Subsidiary that is a Domestic Subsidiary or (ii) under applicable Laws, each Credit Party will cause each of its Domestic Subsidiaries formed or acquired after the date of the Fifth Amendment and Statement to become a Credit Party by execution of a Joinder Supplement. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor and thereupon shall have all of the duties and obligations in such capacity under the Financing Documents and (ii) will grant Liens to the Lender in any property of such Credit Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Credit Party.

(b)     Each Credit Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary directly owned by such Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Lender pursuant to the terms and conditions of the Financing Documents or other security documents as the Lender shall reasonably request.

9.Additional Covenants.

(a)    Compliance. Each Borrower agrees to preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and to comply with the requirements of all laws, rules, regulations and orders of Governmental Authorities of any jurisdiction in which it does business relating to the following: (i) Sanctions, (ii) all laws and regulations that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, (iii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (iv) the U.K. Bribery Act of 2010, as amended, and (v) any other applicable anti-bribery or anti-corruption laws and regulations.

(b)    Use of Funds. No Borrower will use any of the proceeds of any Credit Facilities extended hereunder directly or indirectly for the purpose of (a) providing financing to, or otherwise funding, any targets of Sanctions; or (b) providing financing for, or otherwise funding, any transaction which would be prohibited by Sanctions or would otherwise cause the Lender or any of the Lender’s affiliates to be in breach of any Sanctions.

10.Changes in GAAP Accounting Treatment of Operating Leases. If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in the Financing Agreement or any other Loan Document, the US Borrower and the Lender shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) the US Borrower shall provide to the Lender a written reconciliation in form and substance reasonably satisfactory to the Lender, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP.

11.Conditions Precedent. It is a condition precedent to the effectiveness of this Amendment that the Lender shall have received the following in form and content satisfactory to it in all respects: (a) certificates of the corporate secretary or other appropriate officer responsible for the maintenance of corporate records of each of the Borrower and the UK Borrowers attaching authorizing resolutions of the board of directors (and for the UK Borrowers, members), relating to the transactions contemplated by this Amendment; (b) an opinion of counsel to the US Borrower covering the due authorization, execution and delivery of this Amendment; (c) confirmations of each of the UK Debentures and the UK Share Charges; (d) a current certificate of good standing for the US Borrower; and (e) updated lien searches for the US Borrower and the UK Borrowers. In addition, all fees and expenses of the Lender and Lender’s counsel must be paid by the Borrower as of the date of execution of this Amendment.

12.Conditions Subsequent. Within 45 days after the date of this Agreement, the following conditions shall be satisfied:
(a)IC Acquisition Corp. shall have executed and delivered to the Lender a Joinder Agreement;

(b)IC Acquisition Corp. shall have executed and delivered a share pledge to the Lender in form and substance satisfactory to the Lender in all respects and covering 65% of its ownership interests in GP Canada Co.;

(c)IC Acquisition Corp. shall have delivered to the Lender original share certificates and blank stock powers with respect to the ownership interests referenced in (b) above; and

(d)the Lender shall have received in respect of IC Acquisition Corp. (i) certified corporate documents and authorizing resolutions, (ii) a current Good Standing Certificate, and (iii) lien, bankruptcy, tax lien and judgment searches.

13.Ratification; No Novation. After giving effect to this Amendment, the Borrower and the UK Borrowers hereby ratify and confirm the representations, warranties and covenants contained in the Financing Agreement, except that to the extent any such representation, warranty or covenant by its express terms relates to an earlier date, such representation, warranty or covenant, as applicable, was true and correct in all material respects on and as of such earlier date. The Borrower, the UK Borrowers and the Lender agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. Except as expressly modified herein, all of the terms, conditions and provisions of the Financing Agreement shall continue in full force and effect.

14.Lender Fees and Expenses. The Borrower shall pay at the time this Amendment is executed and delivered by all of the parties hereto all fees, costs, charges and other expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable and properly documented fees and expenses of the counsel for the Lender.

15.Counterparts; Delivery. This Amendment is one of the Financing Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Amendment agrees that the respective signatures of the parties may be delivered by fax, “.pdf,” or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Amendment with its inked signature, but the party's failure to deliver a copy of this Amendment with its inked signature shall not affect the validity, enforceability and binding effect of this Amendment.

[Signatures Follow on Next Page]

Signature Page 1 of 2 to
Second Amendment to Fifth Amended and Restated Financing and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

GP STRATEGIES CORPORATION

By: /s/ Michael Dugan___________________________
Name: Michael Dugan
Title: Executive Vice President and
Chief Financial Officer

GENERAL PHYSICS (UK) LTD.

By: /s/ Scott Greenberg___________________________
Name: Scott Greenberg
Title: Director

GP Strategies Holdings Limited

By: /s/ Scott Greenberg___________________________
Name: Scott Greenberg
Title: Director

GP STRATEGIES LIMITED

By: /s/ Scott Greenberg___________________________
Name: Scott Greenberg
Title: Director

GP STRATEGIES TRAINING LIMITED

By: /s/ Scott Greenberg___________________________
Name: Scott Greenberg
Title: Director

Signature Page 2 of 2 to
Second Amendment to Fifth Amended and Restated Financing and Security Agreement

LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Lynn S. Manthy__________
Name: Lynn S. Manthy____________
Title: Senior Vice President_________